Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of Emmaus Life Sciences, Inc. (the “Company”) on Form 10-Q for the quarter ending March 31, 2015, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned, in the capacities and on the date indicated below, hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

(1)  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Lan T. Tran
Lan T. Tran
Executive Committee Member
(Principal Executive Officer)
May 20, 2015

/s/ Peter B. Ludlum
Peter B. Ludlum
Executive Committee Member and Chief Financial Officer
(Principal Executive Officer and Principal Financial and Accounting Officer)
May 20, 2015